CERTIFICATE OF CORRECTION

TO CORRECT AN ERROR IN

ARTICLES SUPPLEMENTARY CLASSIFYING AUTHORIZED STOCK

OF

T. ROWE PRICE SHORT-TERM BOND FUND, INC.

T. Rowe Price Short-Term Bond Fund, Inc., a Maryland corporation (hereinafter, the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: Articles Supplementary Classifying Authorized Stock of T. Rowe Price Short-Term Bond Fund, Inc. (the “Articles”) were dated as of and filed of record with the Maryland State Department of Assessments and Taxation on November 24, 2020, and said Articles require correction as permitted by Section 1-207 of the Maryland General Corporation Law.

SECOND: The provisions of Article Second of the Articles as previously filed and to be corrected hereby are as follows:

SECOND: After giving effect to the foregoing classification, the Board of Directors has heretofore duly divided and classified an aggregate of 6,000,000,000 shares of the unissued Common Stock of the Corporation into the following series and classes on the respective dates indicated in the parentheses following the name of the series and classes: T. Rowe Price Short-Term Bond Fund (October 31, 1983), T. Rowe Price Short-Term Bond Fund—Advisor Class (October 20, 2004), T. Rowe Price Ultra Short-Term Bond Fund (February 7, 2012), T. Rowe Price Short-Term Bond Fund—I Class (November 2, 2015), T. Rowe Price Ultra Short-Term Bond Fund—I Class (March 29, 2017), T. Rowe Price Short Duration Income Fund and T. Rowe Price Short Duration Income Fund—I Class (June 1, 2020), and T. Rowe Price Ultra Short-Term Bond Fund—Z Class and T. Rowe Price Ultra Short-Term Bond Fund—Z Class (November 24, 2020). Each such series and/or class shall consist, until further changed, of the lesser of (x) 6,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of the Corporation currently or hereafter authorized less the total number of shares of the Corporation then issued and outstanding in all of such series and/or class. All shares of each series and/or class have the powers, preferences, other special rights, qualifications, restrictions and limitations set forth in the Charter. The Board of Directors also has provided for the issuance of the shares of each such series and/or class.

THIRD: The provisions of Article Second of the Articles as corrected hereby are as follows:

SECOND: After giving effect to the foregoing classification, the Board of Directors has heretofore duly divided and classified an aggregate of 6,000,000,000 shares of the unissued Common Stock of the Corporation into the following series and classes on the respective dates indicated in the parentheses following the name of the series and classes: T. Rowe Price Short-Term Bond Fund (October 31, 1983), T. Rowe Price Short-Term Bond Fund—Advisor Class (October 20, 2004), T. Rowe Price Ultra Short-Term Bond Fund (February 7, 2012), T. Rowe Price Short-Term Bond Fund—I Class (November 2, 2015), T. Rowe Price Ultra Short-Term Bond Fund—I Class (March 29, 2017), T. Rowe Price Short Duration Income Fund and T. Rowe Price Short Duration Income Fund—I Class (June 1, 2020), and T. Rowe Price Short-Term Bond Fund—Z Class and T. Rowe Price Ultra Short-Term Bond Fund—Z Class (November 24, 2020). Each such series and/or class shall consist, until further changed, of the lesser of (x) 6,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of the Corporation currently or hereafter authorized less the total number of shares of the Corporation then issued and outstanding in all of such series and/or class. All shares of each series and/or class have the powers, preferences, other special rights, qualifications, restrictions and limitations set forth in the Charter. The Board of Directors also has provided for the issuance of the shares of each such series and/or class.

FOURTH: The error, inaccuracy or defect in Article Second of the Articles previously filed is that the Articles contain a typographical error that incorrectly named the series and classes on November 24, 2020, as indicated in the parentheses following the name of the series and classes, by naming the T. Rowe Price Ultra Short-Term Bond Fund—Z Class twice, rather than naming the T. Rowe Price Short-Term Bond Fund—Z Class and T. Rowe Price Ultra Short-Term Bond Fund—Z Class.

IN WITNESS WHEREOF, the undersigned, the Vice President of the Corporation, who signed the Articles Supplementary Classifying Authorized Stock being corrected hereby, has caused the same to be executed in the same manner in which the Articles Supplementary Classifying Authorized Stock being corrected hereby were required to be executed on this 8th day of December, 2020.

WITNESS/ATTEST:		T. ROWE PRICE SHORT-TERM BOND FUND, INC.
/s/Shannon Hofher Rauser	By:	/s/Fran Pollack-Matz
Shannon Hofher Rauser, Assistant Secretary		Fran Pollack-Matz, Vice President

 THE UNDERSIGNED, Vice President of T. Rowe Price Short-Term Bond Fund, Inc., who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Certificate of Correction to be the corporate act of the Corporation and hereby certifies to the best of his or her knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/Fran Pollack-Matz

______________________________

Fran Pollack-Matz, Vice President

CAPS\Agreements\Articles of Correction\STBArticles of Correction